Exhibit 99.1

Contact:	Matt Humphries, CFA	Rick Fernandez
	Senior Director, Investor Relations	Senior Manager, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-6574	678-597-6988
	mhumphries@manh.com	rfernandez@manh.com

Manhattan Associates Reports Record First Quarter 2020 Revenue

ATLANTA – April 21, 2020 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported record first quarter revenue of $153.9 million for the first quarter ended March 31, 2020, applying the new revenue recognition standard retrospectively. GAAP diluted earnings per share for Q1 2020 was $0.35 compared to $0.32 in Q1 2019. Non-GAAP adjusted diluted earnings per share for Q1 2020 was $0.40 compared to $0.41 in Q1 2019.

“Q1 was a solid quarter for Manhattan Associates, especially in light of the impact the COVID-19 pandemic is having globally,” said Manhattan Associates president and CEO Eddie Capel. “Our growing cloud business outperformed, with noticeable revenue growth and continued strength in overall bookings. Despite near-term uncertainty, we continue to see growing enthusiasm for our unified supply chain and omnichannel commerce solutions as companies around the world are beginning to realize more than ever that the modern supply chain is absolutely mission-critical and strategically important.”

Regarding the COVID-19 pandemic, Mr. Capel added, “We are seeing some shifts in the expected timing of deal closings from Q2 to the second half of the year and delays of some of our services projects. But in general, we are not seeing cancelations and are seeing a larger pipeline of opportunities for the balance of the year versus a quarter ago. During this period of greater uncertainty, we are focusing first and foremost on the health and safety of our employees, while continuing to best serve our customers in a virtual environment. At the same time, we are taking appropriate actions, such as previously announced expense management strategies, that we believe will allow us to manage through this volatile period while ensuring we are best-positioned to capitalize on the market opportunities when we return to a more normal operating environment.”

“We remain confident on our long-term growth trajectory,” Mr. Capel concluded, “but we are taking a conservative approach as we position the business in the near term.” Mr. Capel stated

that, “As such, we are updating our full-year financial guidance to reflect what we know today and with the visibility we have for the remainder of the year.”

FIRST QUARTER 2020 FINANCIAL SUMMARY:

•	Consolidated total revenue was $153.9 million in Q1 2020, compared to $148.4 million in Q1 2019.
o	Cloud subscription revenue was $17.3 million in Q1 2020, compared to $7.9 million in Q1 2019.
o	License revenue was $9.7 million in Q1 2020, compared to $12.4 million in Q1 2019.
o	Service revenue was $87.4 million in Q1 2020, compared to $88.6 million in Q1 2019.
•	GAAP diluted earnings per share was $0.35 in Q1 2020 compared to $0.32 in Q1 2019.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.40 in Q1 2020, compared to $0.41 in Q1 2019.
•	GAAP operating income was $24.2 million in Q1 2020, compared to $28.3 million in Q1 2019.
•	Adjusted operating income, a non-GAAP measure, was $31.9 million in Q1 2020, compared to $35.6 million in Q1 2019.
•	Cash flow from operations was $11.6 million for Q1 2020, compared to $35.2 million for Q1 2019. Days Sales Outstanding was 67 days at March 31, 2020, compared to 61 days at December 31, 2019.
•	Cash and investments totaled $75.3 million at March 31, 2020, compared to $110.7 million at December 31, 2019.
•

During the three months ended March 31, 2020, the Company repurchased 337,007 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors for a total investment of $25.0 million.

•	In April 2020, our Board authorized the Company to repurchase up to an aggregate of $50 million of the Company’s common stock but also suspended the Company’s stock repurchase program indefinitely because of Covid-19-related considerations and until conditions improve for the resumption of the program.

2020 GUIDANCE

Manhattan Associates provides the following updated revenue, operating margin and diluted earnings per share guidance for the full year 2020:

	Guidance Range - 2020 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$541	$565	-12%	-9%

Total revenue - previous guidance	$644	$656	4%	6%

Operating Margin:
GAAP operating margin - current guidance	17.5%	17.9%
Equity-based compensation	5.4%	5.2%
Adjusted operating margin(1) - current guidance	22.9%	23.1%

GAAP operating margin - previous guidance	14.6%	15.2%
Equity-based compensation	5.4%	5.3%
Adjusted operating margin(1) - previous guidance	20.0%	20.5%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.16	$1.24	-12%	-6%
Equity-based compensation, net of tax	0.40	0.40
Excess tax benefit on stock vesting(2)	(0.06)	(0.06)
Adjusted EPS(1) - current guidance	$1.50	$1.58	-14%	-9%

GAAP EPS - previous guidance	$1.12	$1.19	-15%	-10%
Equity-based compensation, net of tax	0.47	0.47
Excess tax benefit on stock vesting(2)	(0.06)	(0.06)
Adjusted EPS(1) - previous guidance	$1.53	$1.60	-12%	-8%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.
(2) Excess tax benefit on stock vesting expected to occur primarily in the first quarter of 2020.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on its website (www.manh.com). Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its first quarter 2020 financial results will be held today, April 21, 2020, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of Manhattan Associates' website at www.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 7183662 or via the web at www.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ second quarter 2020 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three months ended March 31, 2020.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2020 Guidance,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; risks related from transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription-based software-as-a service/cloud-based model; disruption in the retail sector; the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

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MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019
	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$17,260	$7,859
Software license	9,735	12,414
Maintenance	35,744	36,099
Services	87,406	88,631
Hardware	3,758	3,401
Total revenue	153,903	148,404
Costs and expenses:
Cost of software license	555	592
Cost of cloud subscriptions, maintenance and services	74,276	66,578
Research and development	23,328	21,213
Sales and marketing	13,088	14,781
General and administrative	16,114	15,050
Depreciation and amortization	2,346	1,914
Total costs and expenses	129,707	120,128
Operating income	24,196	28,276
Other income (loss), net	1,420	(371)
Income before income taxes	25,616	27,905
Income tax provision	3,086	6,933
Net income	$22,530	$20,972

Basic earnings per share	$0.35	$0.32
Diluted earnings per share	$0.35	$0.32

Weighted average number of shares:
Basic	63,592	64,909
Diluted	64,342	65,204

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2020	2019

Operating income	$24,196	$28,276
Equity-based compensation (a)	7,564	7,182
Purchase amortization (c)	107	108
Adjusted operating income (Non-GAAP)	$31,867	$35,566

Income tax provision	$3,086	$6,933
Equity-based compensation (a)	890	1,760
Tax benefit (deficiency) of stock awards vested (b)	3,682	(96)
Purchase amortization (c)	27	26
Adjusted income tax provision (Non-GAAP)	$7,685	$8,623

Net income	$22,530	$20,972
Equity-based compensation (a)	6,674	5,422
Tax benefit (deficiency) of stock awards vested (b)	(3,682)	96
Purchase amortization (c)	81	82
Adjusted net income (Non-GAAP)	$25,603	$26,572

Diluted EPS	$0.35	$0.32
Equity-based compensation (a)	0.10	0.08
Tax (deficiency) benefit of stock awards vested (b)	(0.06)	-
Purchase amortization (c)	-	-
Adjusted diluted EPS (Non-GAAP)	$0.40	$0.41

Fully diluted shares	64,342	65,204

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include this expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations. Thus, effective January 2019, we changed from applying an overall effective rate in our tax adjustment to using the actual tax benefit for equity-based compensation included in our GAAP results after considering the impact of non-deductible equity-based compensation.

	Three Months Ended March 31,
	2020	2019

Cost of services	$2,285	$2,097
Research and development	1,541	1,376
Sales and marketing	803	819
General and administrative	2,935	2,890
Total equity-based compensation	$7,564	$7,182

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the stock awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible for an award of equity instruments on our tax return is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$75,279	$110,678
Accounts receivable, net of allowance of $3,360 and $2,826, at March 31, 2020 and December 31, 2019, respectively	112,467	100,937
Prepaid expenses and other current assets	29,209	20,426
Total current assets	216,955	232,041

Property and equipment, net	21,189	22,725
Operating lease right-of-use assets	33,713	35,896
Goodwill, net	62,234	62,237
Deferred income taxes	1,212	6,814
Other assets	12,741	12,566
Total assets	$348,044	$372,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,517	$20,561
Accrued compensation and benefits	28,906	45,991
Accrued and other liabilities	18,801	19,325
Deferred revenue	105,475	94,371
Income taxes payable	489	1,348
Total current liabilities	176,188	181,596

Operating lease liabilities, long-term	30,093	32,416
Other non-current liabilities	15,894	15,989

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2020 and 2019	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,495,687 and 63,456,986 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	635	635
Retained earnings	146,552	159,490
Accumulated other comprehensive loss	(21,318)	(17,847)
Total shareholders' equity	125,869	142,278
Total liabilities and shareholders' equity	$348,044	$372,279

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
	2020	2019
	(unaudited)	(unaudited)
Operating activities:
Net income	$22,530	$20,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,346	1,914
Equity-based compensation	7,564	7,182
Loss on disposal of equipment	7	6
Deferred income taxes	5,511	1,782
Unrealized foreign currency (gain) loss	(1,130)	381
Changes in operating assets and liabilities:
Accounts receivable, net	(12,217)	(7,478)
Other assets	(4,889)	(3,021)
Accounts payable, accrued and other liabilities	(14,794)	(809)
Income taxes	(5,385)	1,831
Deferred revenue	12,045	12,427
Net cash provided by operating activities	11,588	35,187

Investing activities:
Purchase of property and equipment	(1,245)	(616)
Net maturities of investments	-	1,439
Net cash (used in) provided by investing activities	(1,245)	823

Financing activities:
Purchase of common stock	(43,032)	(30,160)
Net cash used in financing activities	(43,032)	(30,160)

Foreign currency impact on cash	(2,710)	(97)

Net change in cash and cash equivalents	(35,399)	5,753
Cash and cash equivalents at beginning of period	110,678	99,126
Cash and cash equivalents at end of period	$75,279	$104,879

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	Corporate Response to COVID-19:

Our results for the first quarter were in line with our internal expectations due to continued demand for our cloud-based supply chain and omnichannel commerce solutions. However, the impacts of global macroeconomic disruption directly related to coronavirus disease (“COVID-19”) on our business are currently uncertain. Therefore, we are taking a conservative approach and proactive measures to position our company for uncertainty in the near-term while maintaining flexibility to extend our market-leading position when a normalization of business activity resumes. As previously announced, effective April 1, 2020, we reduced the salaries of the chief executive officer and the board of directors by 25%, the chief financial officer by 15%, and other named executive officers by 10%; and suspended our share repurchase program. We are also aggressively reducing operating expenses globally.

Importantly, we believe these expense reductions will not materially impact our ability to support our customers or make key investments in research and development to further extend our competitive positioning. We will continue to actively monitor the situation and may take further actions that modify our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees, customers, and partners.

2.	GAAP and Adjusted earnings per share by quarter are as follows:
	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
GAAP Diluted EPS	$0.32	$0.32	$0.42	$0.26	$1.32	$0.35
Adjustments to GAAP:
Equity-based compensation	0.08	0.10	0.09	0.14	0.42	0.10
Tax benefit of stock awards vested	-	-	-	-	-	(0.06)
Purchase amortization	-	-	-	-	-	-
Adjusted Diluted EPS	$0.41	$0.42	$0.51	$0.40	$1.74	$0.40
Fully Diluted Shares	65,204	65,093	64,992	64,807	65,103	64,342

3.Revenues and operating income by reportable segment are as follows (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue:
Americas	$114,873	$121,778	$132,028	$121,155	$489,834	$123,146
EMEA	26,288	25,043	22,978	23,964	98,273	24,313
APAC	7,243	7,520	7,269	7,810	29,842	6,444
	$148,404	$154,341	$162,275	$152,929	$617,949	$153,903

GAAP Operating Income:
Americas	$18,051	$16,826	$26,310	$17,437	$78,624	$16,282
EMEA	7,734	8,057	6,371	4,772	26,934	6,313
APAC	2,491	2,699	2,316	2,860	10,366	1,601
	$28,276	$27,582	$34,997	$25,069	$115,924	$24,196

Adjustments (pre-tax):
Americas:
Equity-based compensation	$7,182	$8,462	$8,002	$8,195	$31,841	$7,564
Purchase amortization	108	107	108	107	430	107
	$7,290	$8,569	$8,110	$8,302	$32,271	$7,671

Adjusted non-GAAP Operating Income:
Americas	$25,341	$25,395	$34,420	$25,739	$110,895	$23,953
EMEA	7,734	8,057	6,371	4,772	26,934	6,313
APAC	2,491	2,699	2,316	2,860	10,366	1,601
	$35,566	$36,151	$43,107	$33,371	$148,195	$31,867

4.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Revenue	$(2,419)	$(1,906)	$(1,352)	$(670)	$(6,347)	$(988)
Costs and expenses	(2,686)	(1,696)	(988)	(346)	(5,716)	(996)
Operating income	267	(210)	(364)	(324)	(631)	8
Foreign currency gains (losses) in other income	(590)	(377)	298	(325)	(994)	1,348
	$(323)	$(587)	$(66)	$(649)	$(1,625)	$1,356

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Operating income	$981	$438	$51	$(140)	$1,330	$308
Foreign currency (losses) gains in other income	(182)	(127)	437	284	412	1,450
Total impact of changes in the Indian Rupee	$799	$311	$488	$144	$1,742	$1,758

5.Other income includes the following components (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Interest income	$231	$178	$191	$115	$715	$68
Foreign currency (losses) gains	(590)	(377)	298	(325)	(994)	1,348
Other non-operating (expense) income	(12)	128	321	(5)	432	4
Total other (loss) income	$(371)	$(71)	$810	$(215)	$153	$1,420

6.Capital expenditures are as follows (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Capital expenditures	$616	$2,689	$8,053	$3,835	$15,193	$1,245
7.	Stock Repurchase Activity (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr
Shares purchased under publicly announced buy-back program	464	302	429	445	1,640	337
Shares withheld for taxes due upon vesting of restricted stock units	106	1	4	1	112	219
Total shares purchased	570	303	433	446	1,752	556

Total cash paid for shares purchased under publicly announced buy-back program	$24,927	$19,993	$35,955	$34,992	$115,867	$25,000
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	5,233	85	266	36	5,620	18,032
Total cash paid for shares repurchased	$30,160	$20,078	$36,221	$35,028	$121,487	$43,032

8. Remaining Performance Obligations

Under the new revenue recognition standard, we now disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020
Remaining Performance Obligations	$100,532	$120,403	$152,043	$171,665	$202,793